EXHIBIT 23A


                 INDEPENDENT AUDITOR'S CONSENT



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and the related Prospectus of our report, dated February 7, 1995, except for Note 19 as to which the date is February 14, 1995, which appears on page 59 of the 1994 Annual Report to Shareholders and is incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1994.


                             /s/ McGladrey & Pullen, LLP

                             McGLADREY & PULLEN, LLP
                             Certified Public Accountants


Greensboro, North Carolina
November 10, 1995

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                                                           EXHIBIT 23B


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the registration statement of our report on the combined financial statements of Alexander Hamilton Life Insurance Company of America, First Alexander Hamilton Life Insurance Company and
Alexander Hamilton Capital Management, Inc. dated January 30, 1995
(except with respect to the matter discussed in Note 1, as to which the date is September 22, 1995) included in Jefferson-Pilot Corporation's Form 8-K dated October 18, 1995 and to all references to our Firm included in this registration statement.


                                  /s/ Arthur Andersen LLP

                                  Arthur Andersen LLP


Detroit, Michigan,
  November 10, 1995